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                                                                    EXHIBIT 99.1


2002 FOURTH QUARTER REPORT

                                                               February 17, 2003
TO OUR SHAREHOLDERS:

During the fourth quarter Cal Dive fielded our entire complement of new Deepwater assets, concluding a $450 million expansion program begun three years ago. The nine dynamically positioned construction and well operations vessels we now operate, supported by Canyon robotics, represent the fourth largest fleet in the world. The scope and technology embodied in these Deepwater vessels is necessary so that our customers consider CDI on an equal footing with foreign competitors. The new equipment performed well during the quarter but at lower than expected rates due to difficult market conditions. The saving grace is the counter-cyclical balance that our oil and gas operations provide. In meetings with investors during the fourth quarter it was gratifying that the focus was squarely upon Cal Dive's unique mix of marine contracting and oil and gas production. 2003 will mark the completion of a $300 million investment in the production partnering side of our business: the Gunnison and Marco Polo Deepwater developments coming on the heels of the significant property acquisitions made late last year. Production from those mature property acquisitions gives us confidence that our earnings will increase substantially in 2003 even in the midst of depressed marine contracting markets - with Gunnison and Marco Polo expected to yield excellent returns when they come on stream in 2004.

FINANCIAL HIGHLIGHTS

Absent the reserves taken in conjunction with litigation and a contractual dispute, earnings were slightly below our Q4 guidance as there was little North Sea activity and Hurricane Lili restricted oil production.



                                               FOURTH QUARTER                                   TWELVE MONTHS
                                    --------------------------------------       --------------------------------------------
                                                                 INCREASE                                           INCREASE
                                        2002         2001       (DECREASE)           2002            2001          (DECREASE)
                                        ----         ----       ----------           ----            ----          ----------
Revenues                            $92,457,000   $68,303,000       35%          $302,705,000    $227,141,000          33%
Net Income (Loss)                      (790,000)    5,368,000       NA             12,377,000      28,932,000         (57%)
Diluted Earning Per Share                 (0.02)         0.16       NA                   0.35            0.88         (60%)


* REVENUES: $16.9 million of the $24.2 million increase in fourth quarter revenues is due to significantly higher oil and gas production and prices, with the balance due to the new Deepwater assets.

* GROSS PROFIT: Margins of 15% is consistent with the previous quarter as contracting losses on the Trinidad project were mitigated by Shelf repair work following Hurricane Lili. Oil and gas margins of 37% were below the 43% averaged in 2002 due to platform repairs and the time necessary for pipelines to return to full production following the hurricane.

* SG&A: $13.9 million, which includes the provision for the litigation settlement and significantly higher insurance premiums, took overhead to 15% of Q4 revenues in contrast to 11% for the full year.

*     DEBT: $227.8 million at year-end is composed of: The Q4000 MARAD facility:
      $142.1 million; revolving credit: $52.6 million; Gunnison spar construction facility: $29.3 million; and $3.8 million in robotic capital leases. $25 million in proceeds from the preferred stock issued on January 17, 2003, were used to pay down the revolving credit loan.

OPERATIONAL HIGHLIGHTS

* DEEPWATER CONTRACTING: Achieved solid utility of 81% as we were able to work five of the seven U.S.- based DP vessels in geographic regions outside of the U.S. Gulf. The UNCLE JOHN spent the entire quarter in Mexican waters working for Halliburton at solid rates, a project that will probably continue through the first half of 2003. After assisting with Hurricane Lili repairs in October, the WITCH QUEEN also worked in Mexican waters for the last two months of the year at full utility. Similarly, the MYSTIC VIKING completed a large construction project tying in the Nakika pipeline and then performed coring projects for Alliance Partner Fugro in both Mexican waters and in the U.S. Gulf. The ECLIPSE spent the entire quarter in Trinidad standing by or performing extra work for the Bombax job during October and November and then completed the hook-up and commissioning to finish this long project. The Q4000 also assisted with portions of the Trinidad work while standing by during the first two months of the quarter before completing the heavy lift portion of the job. After returning to the U.S. on the 15th of December, the vessel spent the balance of the month at the dock as third party vendors fine tuned the thrusters in advance of the important Troika project in January. The only vessel with significant idle time was the INTREPID (utilization of 40%) although she performed flawlessly in December laying 24,000 feet of rigid 6 3/4 inch pipe (in two pieces) at West Navajo in 3,700 feet of water. The lack of ROV support activity in the North Sea and the virtual absence of burial work in the Asia-Pacific region resulted in another difficult quarter for our CANYON OFFSHORE robotics operation.

* WELL OPERATIONS: The surprise implementation of a new tax on oil company profits has resulted in a standoff of sorts, with the oil companies canceling or deferring projects to put pressure on the British government to rescind this tax. One casualty was a 40-day well operations project scheduled for the SEAWELL in Q4. That cancellation, together with the onset of severe weather in the North Sea and scheduled downtime to overhaul engines, resulted in our vessel achieving only 40% utility. Revenues of $5.4 million were down from $16 million in Q3. While winter weather will curtail Q1 activity, the existing backlog and projects being bid suggest the potential for at least 275 days of utilization in 2003.

* SHELF CONTRACTING: Fourth quarter weather typically limits utilization of our smaller construction vessels to 50%-60% even in good contracting markets. Unusually strong utilization of 75% this year produced Q4 revenues of $21.2 million, very close to those in the same period a year ago, as hurricane repair work assisted the returns of our shallow water company, AQUATICA, and our two saturation vessels.

* OIL & GAS: The negative side of Hurricane Lili was damage at four ERT platforms and limited production as it took most of October for two pipelines to get back to full capacity. It also took us the better part of the quarter to complete the transition as operator of the large production facilities acquired from Shell and Hess. Production of 6.2 BCFe, while below the low-end guidance of 6.5 BCFe for the quarter, was up from only
      2.8 BCFe in Q4 of 2001. Our average natural gas price realized was $3.97 per mcf and oil was $26.81 per barrel, compared to $2.37 and $19, respectively, in the year ago quarter. The oil price in 2002 is net of $1.60 per barrel of transportation costs for production from our large facility at South Marsh Island 130. Hedging activity had the effect of reducing fourth quarter sales by $1.3 million. For the year, production of
      16.6 BCFe increased by almost 20% over year ago levels, with 37% of that production coming in the fourth quarter due to the significant Shell and Hess acquisitions completed in Q3.

* FORECAST: The accompanying appendix provides our guidance for the first quarter and the year 2003. For the full year we estimate earnings in a range of $1.00 to $1.20 per fully diluted share.

Respectfully submitted,

/s/ OWEN E. KRATZ           /s/ MARTIN R. FERRON        /s/ S. JAMES NELSON, JR.

    Owen E. Kratz               Martin R. Ferron            S. James Nelson, Jr.
    Chairman                    President                   Vice Chairman
    Chief Executive Officer     Chief Operating Officer

                                                                        APPENDIX



                 DISCLOSURE OF FIRST QUARTER AND 2003 ESTIMATES



This narrative sets forth current estimates of operating and financial data for the first quarter and year ending December 31, 2003. These estimates and all of the assumptions upon which these estimates are based constitute FORWARD LOOKING STATEMENTS within the meaning of Section 27 A of the Securities Act of 1933,
Section 21 E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward looking statements are based on reasonable assumptions, a number of factors could affect the future results of the Company or the offshore oilfield industry generally, and could cause actual results to differ materially from those estimated. Those factors are set forth in more detail in our Form 10-K Annual Report filed with the Securities and Exchange Commission, to which the reader is referred.

FIRST QUARTER

o VESSEL AVAILABILITY: We typically complete required regulatory inspections during the first quarter each year given the difficult weather conditions. Three vessels, the MYSTIC VIKING, MERLIN and CAL DIVER V are scheduled to be out of service for such inspections for 10 to 12 weeks during the quarter.

o WEATHER CONDITIONS: Winter weather in the Gulf of Mexico and North Sea typically restricts vessel utilization, particularly the 13 vessels that are dedicated to the Outer Continental Shelf of the Gulf of Mexico.

o CONTRACTING REVENUES: Expected in a range of $50 to $60 million compared to the $45 million in the first quarter a year ago.

o COMMODITY PRICE HEDGES: We have hedged roughly half of our oil production at prices ranging from $26.50 to $26.82 per barrel and approximately 50% of first quarter natural gas volumes at $4.21 per mcf.

o OIL AND GAS PRODUCTION: 6.5 to 7.0 BCFe, a run rate comparable to production levels achieved in November and December.

o     SG&A: Should run between $8.2 and $8.7 million.

o INTEREST EXPENSE: Net interest and other is expected to range from $1.6 to $1.8 million.

o SHARES OUTSTANDING: 38.3 to 38.8 million fully diluted shares after giving recognition to the shares subject to conversion as a result of the new issue of convertible preferred stock.

o EPS: Diluted earnings per share are projected in a range of 7 to 11 cents, fairly consistent with the nine cents earned in the first quarter of 2002.

YEAR 2003


o VESSEL AVAILABILITY: The only regulatory inspection other than those scheduled for the first quarter involves the Cal Diver I which is expected to be out of service during the month of December.

o BACKLOG: The spot market nature of the GOM is such that Cal Dive historically has not tracked backlog. However we expect at least $60 million of contracting revenue to come from two major projects associated with our ownership in the Gunnison and Marco Polo Deepwater developments plus scheduled and currently bid work (where there is a 70% chance or better of success).

o CANYON OFFSHORE: Canyon has entered into a three-year Master Service Agreement (MSA) with Technip-Coflexip (TCP) whereby Coflexip has committed to a minimum hire of 900 ROV days over the three-year term of the agreement. To fulfill the requirements of this agreement Canyon will increase its fleet by three 2500 meter rated Triton XL work class ROV systems scheduled for delivery in the second quarter of 2003. It is expected that two of our DP vessels, the Merlin and either the Mystic Viking or Witch Queen, will be taken out of the construction market to assist with this contract. In addition, Canyon has also signed a three-year Frame Agreement with Coflexip to provide trenching services for TCP installation activities in Norway. To fulfill this aspect of the Frame Agreement we expect delivery of a new, state-of-the-art 750 horsepower trenching unit in Q2 which will be installed onboard the Northern Canyon, thereby significantly increasing the profitability of that chartered vessel.

o CONTRACTING REVENUES: $280 to $310 million, a fairly wide range given the uncertainty of the worldwide marine construction markets.

o COMMODITY PRICE HEDGES: Hedged half of our expected oil production at $26.50 to $26.82 per barrel for the year and roughly half of our natural gas production for the year at prices from $4.02 to $4.97 per mcf. Our hedging strategy is designed to lock in a base level of oil and gas earnings in 2003.

o OIL & GAS PRODUCTION: 25 BCFe to 30 BCFe as a significant amount of well work on newly acquired properties is expected to enhance production in the second half of the year.

o SG&A: Expected to run at 10% of revenues; i.e. roughly $8.5 million per quarter.

o     INTEREST EXPENSE: Expected to range from $6.5 to $7.0 million.

o TAX RATE: Projected at 35% although that rate could be lowered should the IRS concur with our position that costs associated with the Q4000 qualify as research and development expenditures for tax reporting purposes.

o     SHARES OUTSTANDING: 38.3 to 39.0 million fully diluted shares.

o EPS: Diluted earnings per share are projected in a range of $1.00 to $1.20.

[CDI CAL DIVE INTERNATIONAL, INC. LOGO]              PRESS RELEASE
                                                      www.caldiv
================================================================================
Cal Dive International, Inc.    o   400 N. Sam Houston Parkway E., Suite 400

  Houston, TX 77060-3500        o   281-618-0400     o     Fax: 281-618-0505


FOR IMMEDIATE RELEASE                                                     03-004

                                                         CONTACT:  JIM NELSON
DATE: FEBRUARY 18, 2003                                  TITLE:    VICE CHAIRMAN

================================================================================

                CAL DIVE REPORTS FOURTH QUARTER AND 2002 RESULTS

HOUSTON, TX - Cal Dive International, Inc. (Nasdaq: CDIS) reported a fourth quarter loss of $790,000 or 2 cents per diluted share. Excluding approximately $10 million of pre-tax reserves established for litigation and a contract dispute (see February 7 Press Release), earnings would have equaled the 16 cents per share reported in the same quarter a year ago. Fourth quarter revenues of $92.5 million increased by 35% as a result of improved oil and gas production, higher commodity prices, and new Deepwater assets added during the year.

Twelve month revenues of $302.7 million increased by almost $76 million or 33% due to the acquisition of Canyon Offshore and Well Ops (UK), plus the addition of three vessels to the DP fleet. Earnings of $12.4 million compare to $28.9 million in 2001. Diluted earnings per share of 35 cents for the year 2002 compare to 88 cents in the prior twelve month period.

Owen Kratz, Chairman and Chief Executive Officer of Cal Dive, stated, "The unique Cal Dive business model resulted in our contracting and oil and gas assets each contributing 50% of the gross profit generated during 2002. This balanced strategy enabled CDI to deliver net income that was 4% of revenues in a year when virtually all of our peer group are reporting significant losses on Gulf of Mexico construction activity."

Mr. Kratz continued, "2003 will mark the conclusion of a $750 million expansion program initiated several years ago. In the current conditions of high commodity pricing yet continued slow contracting demand, our business model will demonstrate the earnings power now inherent in the company in 2003 and 2004. Given the contracting markets, economy and world situation, we are happy with Cal Dive's position."

Cal Dive International, Inc. is an energy service company specializing in well operations and subsea construction. CDI operates a fleet of technically advanced marine construction vessels and robotics worldwide and conducts salvage operations in the Gulf of Mexico. Energy Resource Technology, Inc., a wholly owned subsidiary, acquires and operates mature and non-core offshore oil and gas properties.

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor guarantees of future performance or events. Forward-looking statements involve risks and assumptions that could cause actual results to vary materially from those predicted. Among other things, these include unexpected delays and operational issues associated with turnkey projects, the price of crude oil and natural gas, weather conditions in offshore markets, changes in site conditions and capital expenditures by customers. For a more complete discussion of these risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. The Company strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond the company's ability to control or estimate precisely and may in some cases be subject to rapid and material change.